Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investor Relations
757-519-9300
info@portfoliorecovery.com

PORTFOLIO RECOVERY ASSOCIATES REPORTS SECOND QUARTER 2003 RESULTS

Net Income Grows to $5.2 Million; Per-Share Earnings Total $0.33

NORFOLK, VA, July 30, 2003 — Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables, today reported net income of $5.2 million, or $0.33 per fully-diluted share, for the quarter ended June 30, 2003.

The company’s second-quarter 2003 earnings compare with pro forma net income of $2.7 million, or $0.24 per fully-diluted share, in the same period a year ago. The pro forma adjustment reflects the impact of corporate income tax on the pre-IPO period due to the company’s conversion from a limited liability company to a corporation in connection with its November 2002 initial public offering.

Total revenue rose to $21.4 million in the second quarter of 2003 from $13.4 million in the same period a year ago.

“Portfolio Recovery Associates has posted yet another strong quarter from an operating standpoint — with net income nearly doubling — by continuing to stick to our strategy of controlled growth and disciplined expense control,” said Steven D. Fredrickson, Chairman, President and Chief Executive Officer. “Importantly, the attractive market of charged off debt that has helped us build such a strong earnings stream continued through the second quarter, allowing us to purchase an additional $698 million of face-value paper at compelling prices.”

For the first half of 2003, the company’s earnings rose to $9.7 million, or $0.62 per fully-diluted share, from a pro forma $4.9 million, or $0.43 per share, for the six months ended June 30, 2002. Total revenue for the first half of 2003 climbed to $39.7 million from $24.9 million in the same period a year ago.

Financial and Operating Highlights

•	Net income nearly doubled in the second quarter, advancing 93% to $5.2 million compared with pro forma net income from the year-ago period. Continued high levels of efficiency in the company’s debt-collection operation was again an important driver of profitability, as was the quality of the debt portfolios the company has been able to acquire over time.

•	Total revenue grew 60% in the second quarter of 2003 to $21.4 million, from $13.4 million in the year ago period. The period’s total revenue consists of cash receipts, reduced by an amortization rate of 30.3%, applied to reduce the carrying value of the owned debt portfolios, plus commissions from the company’s contingent-fee collection business.

•	Cash collections rose to $29.6 million in the second quarter of 2003 from $19.3 million in the year-ago period. Cash collections per hour paid, the company’s key measure of collector performance, improved to $111.21 for the first six months of 2003 from $96.37 for full-year 2002. Productivity rose to record levels at both the Norfolk, VA, and Hutchinson, KS, call centers.

•	The company purchased $698 million of face-value debt during the second quarter of 2003 for $20.8 million, representing a blended rate of 2.98%. This debt was purchased in 22 transactions from 9 different sellers and reflects the large amount of well-priced defaulted consumer debt available in the market. The company purchased a mix of pools more highly weighted to fresher accounts than in recent quarters.

“Portfolio Recovery Associates’ second-quarter performance was driven in large part by our ability to keep collector productivity high, despite bringing new capacity on-line as we continued to add staff at our Hampton facility and the conclusion of the seasonally strong tax-refund period,” said Kevin P. Stevenson, Chief Financial Officer. “The company was able to achieve substantial growth while maintaining a strong balance sheet, providing ample resources for continued expansion in a controlled and profitable manner. Performance was strong across our portfolios, from our older, legacy pools right up through our most recent acquisitions.”

Conference Call Information

The company will hold a conference call with investors today, July 30, 2003, at 5:30 p.m. EDT to discuss its results. Investors can access the call live by dialing 800-599-9829 for domestic callers or 617-847-8703 for international callers using the pass code 22353803.

In addition, investors may listen to the call via a taped replay, which will be available through August 6, 2003, by dialing 888-286-8010 for domestic callers, 617-801-6888 for international callers using the pass code 69219269. The replay will be available about two hours after today’s conference call ends. Investors may also listen via Webcast, both live and archived, at the company’s Web site, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other service providers. The defaulted consumer receivables Portfolio Recovery Associates collects are either purchased from the credit originator or are collected on behalf of clients on a commission basis.

Statements in this press release which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plan or predictions of the future, are forward-looking statements. Forward-looking statements in this press release include references to Portfolio Recovery Associates’ presentations and webcasts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Registration Statements on Form S-1, its annual report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the quarter ended March 31, 2003.

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three	Three	Six	Six
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002

Revenues:
Income recognized on finance receivables	$20,618	$12,836	$38,236	$24,018
Commissions	785	441	1,483	816
Net gain on cash sales of defaulted consumer receivables	—	100	—	100

Total revenue	21,403	13,377	39,719	24,934
Operating expenses:
Compensation and employee services	7,679	5,144	14,072	10,212
Outside legal and other fees and services	3,277	1,950	6,094	3,242
Communications	667	480	1,300	929
Rent and occupancy	310	190	555	362
Other operating expenses	456	369	929	676
Depreciation	371	222	671	434

Total operating expenses	12,760	8,355	23,621	15,855

Income from operations	8,643	5,022	16,098	9,079
Other income and (expense):
Interest income	8	—	28	2
Interest expense	(83)	(589)	(159)	(1,116)

Income before income taxes	8,568	4,433	15,967	7,965
Provision for income taxes	3,324	—	6,223	—

Net income	$5,244	$4,433	$9,744	$7,965

Pro forma income taxes		1,713		3,079

Pro forma net income		$2,720		$4,886

Net income/Pro forma net income per common share
Basic	$0.37	$0.27	$0.70	$0.49
Diluted	$0.33	$0.24	$0.62	$0.43
Weighted average number of shares outstanding
Basic	14,241	10,000	13,893	10,000
Diluted	15,751	11,488	15,671	11,486

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Summary Statements of Financial Position
(in thousands, except share amounts)

	June 30,	December 31,
	2003	2002

ASSETS
Cash and cash equivalents	$7,979	$17,939
Finance receivables, net	86,689	65,526
Property and equipment, net	5,059	3,794
Deferred tax asset	8,915	—
Income tax receivable	2,122	—
Other assets	1,303	1,008

Total assets	$112,068	$88,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	4,019	6,194
Long-term debt & capital lease obligations	2,369	1,465

Total liabilities	6,388	7,659
Stockholders’ equity:
Preferred stock, par value $0.01, authorized shares, 2,000,000, issued and outstanding shares - 0	—	—
Common stock, par value $0.01, authorized shares, 30,000,000, issued and outstanding shares - 15,083,761 at June 30, 2003, and 13,520,000 at December 31, 2002	151	135
Additional paid in capital	93,623	78,309
Retained earnings	11,907	2,164

Total stockholders’ equity	105,680	80,608

Total liabilities and stockholders’ equity	$112,068	$88,267

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